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                                                                   EXHIBIT 10.37

                            STOCK PURCHASE AGREEMENT

      THIS AGREEMENT, dated as of December 18, 2000, between RUSSELL W. ALLEN, a resident of Montgomery County, Texas (the "Seller"), and CARRIAGE SERVICES, INC., a Delaware corporation (the "Company");

                               W I T N E S E T H:
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      WHEREAS, the Seller is the owner and holder of 46,392 shares (the
"Shares") of Class B Common Stock, $.01 par value ("Common Stock"), of the Company; and

      WHEREAS, the original certificates representing the Shares are currently held by the Company under a pledge created under the Amended and Restated Security Agreement - Pledge dated March 31, 2000 between the Seller and the Company (the "Pledge Agreement"), securing the Seller's obligations under his Promissory Note dated March 31, 2000 payable to the Company in the original principal amount of $1,068,416.62 (the "Note"); and

      WHEREAS, the parties desire that the Company purchase the Shares from the Seller in partial satisfaction of the Seller's obligations under the Note, on the terms and conditions herein specified;

      NOW, THEREFORE, the parties agree as follows:

      1. Purchase and Sale of the Shares.

            1.1. Purchase of the Shares. The Seller agrees to sell and transfer to the Company, and the Company agrees to purchase and accept from the Seller, the Shares, free and clear of any and all security interests, pledges, liens, encumbrances or restrictions whatsoever ("Liens").

            1.2. Consideration for the Shares. The consideration for the Shares shall be $1.50 per share, or $69,588.00 in the aggregate (the "Purchase Price"). All of the Purchase Price shall be payable by the Company's cancellation of a portion of the Seller's indebtedness under the Note equal to the full amount of the Purchase Price. Such cancellation shall be applied first to accrued and unpaid interest from the date of the Note through the Closing Date referred to in Section 2, and then to the principal balance. At the same time, all of the pledges and other Liens under the Pledge Agreement shall thereupon be released, and the Pledge Agreement shall be terminated. At any time after the effectiveness of this Agreement, the Company will, at the Seller's request, provide evidence to the Seller of the Company's cancellation of such portion of the Note and termination of the Pledge Agreement in a manner consistent with this
      Section 1.2.
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            1.3. Effectiveness. The purchase and sale of the Shares shall be consummated at the Closing set forth in Section 2 and shall be deemed effective on the Closing Date therein specified. However, it is understood that this Agreement is expressly made subject to the Seller not revoking the Separation Agreement and Release of even date herewith between the Seller and the Company, and in the event of such revocation, this Agreement (and the purchase and sale of the Shares hereby and the partial cancellation of the Note accomplished in payment of the Purchase Price therefor) shall thereupon become void ab initio, as if never entered into.

            1.4. Further Assurances. The Seller agrees to execute and deliver from time to time after the Closing, at the request of the Company, and without further consideration, such additional instruments of conveyance and transfer, and to take such other action as the Company may reasonably require to effectively convey, assign, transfer and deliver the Shares to the Company and carry out the other transactions contemplated hereunder.

      2. The Closing. The closing of the transactions contemplated under this Agreement (the "Closing") shall occur at the offices of Thompson & Knight, L.L.P., 1200 Smith, Suite 3600, Houston, Texas, at 9:00 a.m. on December 18, 2000, or at such other date, time or place as may be mutually agreed upon by the parties, but in no event later than December 31, 2000. The date and time of the Closing is herein called the "Closing Date", and shall be deemed to have occurred as of the commencement of business on the Closing Date. At the Closing, the Seller shall deliver all certificates representing the Shares, duly endorsed or accompanied by duly executed stock powers. All action to be taken at the Closing as hereinafter set forth, and all documents and instruments executed and delivered, and all payments made with respect thereto, shall be considered to have been taken, delivered or made simultaneously, and no such action or delivery or payment shall be considered as complete until all action incident to the Closing has been completed.

      3. Representations and Warranties of the Seller. The Seller hereby represents and warrants to and agrees with the Company that:

            3.1. Authority. The Seller has the full right, capacity and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of the Seller enforceable against him in accordance with its terms. Neither the execution, delivery nor performance of this Agreement nor the consummation of the transactions contemplated hereby will result in a violation or breach of any term or provision of or constitute a default or acceleration under any contract, agreement, lease, license or other commitment to which the Seller is a party or by which he or his assets or properties are bound, nor violate any statute or any order, writ, injunction or decree of any court, administrative agency or governmental body.

            3.2. Title to the Shares. The Seller has good and marketable title to the Shares, free and clear of any and all Liens other than under the Pledge Agreement, and the Seller has the absolute and unrestricted right, power, authority and capacity to sell the Shares to the


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      Company as provided in this Agreement. Upon delivery of the Shares to the
      Company, the Company will receive from the Seller good and marketable title thereto, free and clear of any and all Liens.

      4. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Seller that:

            4.1. Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            4.2. Authority. The execution, delivery and performance by the Company of this Agreement have been duly authorized and approved by the Board of Directors of the Company, and all action required by law and the Company's Certificate of Incorporation and bylaws to authorize the execution, delivery and performance by the Company of this Agreement has been duly and properly taken. This Agreement is valid and binding on the Company enforceable against it in accordance with its terms. The execution and delivery by the Company of this Agreement do not, and the issuance of the Shares will not, violate or constitute a breach under any provision of the Certificate of Incorporation or bylaws of the Company or any contract, lease, license or commitment to which the Company is a party or by which it or its properties are bound, nor violate any statute, regulation or law or any order, writ, injunction or decree of any court, administrative agency or governmental body.

            4.3. Adequate Capital. As of the Closing, the capital of the Company will not be impaired, and the Company's purchase of the Shares from the Seller will not cause any impairment of the capital of the Company, within the meaning of Section 160 of the General Corporation Law of the State of Delaware.

      5. Miscellaneous.

            5.1. Survival of Representations and Warranties. Regardless of any investigation made at any time by or on behalf of any party hereto, all covenants, agreements, representations and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby and thereby shall not terminate but shall survive the Closing and continue in effect thereafter.

            5.2. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been given if personally delivered or mailed, first class, registered or certified mail, postage prepaid, as follows:


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                  (i)   if to the Company:

                        Carriage Services, Inc.
                        1900 St. James Place - 4th Floor
                        Houston, Texas 77056
                        Attn: Chief Executive Officer

                  (ii)  if to the Seller:

                        Mr. Russell W. Allen
                        11301 Lake Forest Drive
                        Conroe, Texas 77384

            5.3. Assignment; Binding Effect. This Agreement may not be assigned by either party hereto without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

            5.4. Section and Paragraph Headings. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

            5.5. Amendment. This Agreement may be amended only by an instrument in writing executed by the parties hereto.

            5.6. Entire Agreement. This Agreement and the other documents referred to herein constitute the entire agreement of the parties hereto, and supersede all prior under standings with respect to the subject matter hereof and thereof.

            5.7. Governing Law. This Agreement shall be construed and enforced under and in accordance with and governed by the law of the State of Texas.

            5.8. Construction. As the context requires or permits: pronouns used herein shall include the masculine, the feminine and neuter; terms used in plural shall include the singular, and singular terms shall include the plural; "hereof", "herein", "hereunder" and "hereto" shall refer to this Agreement; and section and paragraph references, when not expressly referring to another agreement or document, shall mean sections or paragraphs in this Agreement.

            5.9. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.


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            IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first above written.

                                        THE SELLER:

                                        ________________________________________
                                        RUSSELL W. ALLEN


                                        THE COMPANY:

                                        CARRIAGE SERVICES, INC.

                                        By _____________________________________
                                           MELVIN C. PAYNE, Chief Executive
                                           Officer


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